CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of American General Corporation on Forms S-3 (File Nos. 33-19075 and 33-30693) and incorporated by reference in the related Prospectus Supplement of American General Corporation, dated March 22, 1995, to the Prospectus dated August 30, 1989, of our report, which includes an explanatory paragraph for certain changes in accounting principles, dated February 1, 1994, except for Note 13 as to which the date is January 30, 1995, on our audit of the consolidated financial statements of American Franklin Company and Subsidiaries as of December 31, 1993, and for the year then ended, which report is included in the Form 8-K of American General Corporation dated February 14, 1995. We also consent to the references to our Firm under the caption "Experts" in the Prospectus Supplement of American General Corporation, dated March 22, 1995, to the Prospectus dated August 30, 1989.



                                                COOPERS & LYBRAND, L.L.P.

Chicago, Illinois
March 28, 1995
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